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                                                                     EXHIBIT 4.4
                             CERTIFICATE OF TRUST

                                      OF
                            PENNFED CAPITAL TRUST I


     THIS Certificate of Trust of PennFed Capital Trust I (the "Trust"), dated as of September 15, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
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     1.   Name.  The name of the business trust formed hereby is PennFed Capital
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Trust I.

     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
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filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Trustee



                                    By:/s/ Mary Jane Morrissey
                                       -----------------------------------------
                                       Name: Mary Jane Morrissey
                                       Title:

                                    LUCY T. TINKER, as Trustee



                                    /s/ Lucy T. Tinker
                                    --------------------------------------------


                                    JEFFREY J. CARFORA, as Trustee



                                    /s/ Jeffrey J. Carfora
                                    --------------------------------------------